U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): March 5, 2002

                            RAPTOR INVESTMENTS, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

                                     FLORIDA
                                     -------
                 (State or other jurisdiction of incorporation)

                    0-23026                        22-3261564
                    -----------------------------------------
           (Commission File Number)      (IRS Employer Identification No.)


          2855 N. UNIVERSITY DRIVE, SUITE 320, CORAL SPRINGS, FL 33065
          ------------------------------------------------------------
                    (Address of principal executive offices)


               Registrant's telephone number, including area code
                                 (954) 346-5799
                                 --------------

          (Former name or former address, if changed since last report)

                                       N/A
                                       ---

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

         At a meeting held on March 5, 2002, the Board of Directors of Raptor Investments, Inc. (the "Company") approved the engagement of Weinberg & Co. as independent auditors of the Company for the fiscal year ended December 31, 2001 to replace the firm of Amper, Politziner & Mattia P.A., who upon mutual agreement with the Company were replaced as the Company's auditors effective March 5, 2002.

         The report of (APM) on the Company's financials statements at December 31, 1999 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         In connection with the audit of the Company's financial statements as of December 31, 1999 and December 31, 2000 and in the subsequent interim periods.

         There were no disagreements with (APM) on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of (APM) would caused to make reference to the subject matter in their report. A copy of (APM) letter dated November 27, 2001 is filed as an exhibit to this report.

ITEM 7.              FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                     AND EXHIBITS

(c)     Exhibits

        16.1    Letter of Amper, Politziner & Mattia, P.A. pursuant to Item 304
                (a) (3) of Regulation SB.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           Date:   March 26, 2002

                                                 RAPTOR INVESTMENTS, INC.


                                                     /S/ PAUL F. LOVITO, JR.
                                                 -------------------------------
                                                 Paul F. Lovito, Jr.,
                                                 Chairman, President & CEO